UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2024
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.            Results of Operations and Financial Condition.
On February 22, 2024, Floor & Decor Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and fiscal year ended December 28, 2023. The text of the press release is included as Exhibit 99.1 to this Form 8-K.
The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2024, Floor & Decor Holdings, Inc. (the “Company”) announced that, effective as of February 22, 2024, it has appointed David Christopherson to serve as its Executive Vice President, Chief Administrative Officer & Chief Legal Officer. Mr. Christopherson previously served as the Executive Vice President, Secretary and General Counsel of the Company.
Mr. Christopherson, 49, joined the Company as General Counsel and Secretary in 2013, and was promoted to Senior Vice President in 2015 and Executive Vice President in 2018. He served as the Vice President, General Counsel and Secretary of Teavana Holdings, Inc. from 2011 to 2013, and the Deputy General Counsel of Swett & Crawford from 2007 to 2011. Previously, he was an attorney with the law firms King & Spalding and Sullivan & Cromwell. Mr. Christopherson received an A.B. in Political Science from Davidson College and a J.D. from Harvard Law School.
In connection with his appointment, on February 22, 2024, the Company, Floor and Decor Outlets of America, Inc. (“F&D”) and Mr. Christopherson entered into an Addendum (the “Addendum”) to the Second Amended and Restated Employment Agreement, dated as of February 3, 2020, as modified by the addenda dated March 26, 2020 and August 1, 2023, each by and between the Company, F&D and Mr. Christopherson (the “Employment Agreement”). Pursuant to the terms of the Addendum, Mr. Christopherson’s base salary and target bonus percentage were increased, with the other material terms and conditions of the Employment Agreement generally remaining unchanged. The foregoing description of the Addendum does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Addendum, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
There is no family relationship between Mr. Christopherson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Christopherson that would require disclosure under Item 404(a) of Regulation S-K.
Forward-Looking Statements
This Form 8-K may include statements that constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Form 8-K, are forward-looking statements. Forward looking statements include any statements regarding the Company’s strategic and operational plans, future performance or financial condition and may often be identified by the use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” and other similar expressions that predict or indicate future events or trends.
Forward looking statements speak only as of the date hereof and are not guarantees of future events, results, performance or achievements. These statements are based on the Company’s current expectations, assumptions, estimates and projections and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results to be materially different from those expressed or implied by the forward-looking statements, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company does not plan to update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

10.1	Addendum to Employment Agreement, dated February 22, 2024, between Floor & Decor Holdings, Inc., Floor and Decor Outlets of America, Inc. and David V. Christopherson

99.1	Press Release, dated February 22, 2024

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: February 22, 2024	By:	/s/ Bryan H. Langley
	Name:	Bryan H. Langley
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)